EXHIBIT (b)

                             Dated 19 February 2002

                            Everest Acquisition Corp.

                                   as Borrower

                                      -and-

                               Telki Holding B.V.

                                    as Lender


                        ---------------------------------

                                  $ 13,000,000

                                 CREDIT FACILITY

                        ---------------------------------

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THIS CREDIT FACILITY AGREEMENT is made on  19th February 2002 by and between

(1) Everest Acquisition Corp. having its registered seat in Delaware, United States (the "Borrower"); and

(2) Telki Holding B.V. having its registered seat at The Hague, The Netherlands (the "Lender").


WHEREAS,
the Lender is willing to make available to the Borrower a facility in a maximum principal amount of USD 13,000,000 subject to the terms and conditions hereinafter appearing;

the facility will solely be used to purchase all of the outstanding shares of Euroweb International Corp. and to pay related fees and expenses;

IT IS AGREED as follows:

1. INTERPRETATION

(A) Definitions: In this Agreement, except to the extent that the context requires otherwise:

"Agreement" means this agreement, as the same may in the future be amended by the parties hereto.

"Business Day" means a day on which commercial banks and foreign exchange markets are open for business in Amsterdam.

"Borrowings" means any indebtedness for moneys borrowed.

"Drawdown Date" means the date on which the advance of a Loan is drawn down in accordance with clause 4 hereof.

"Final Maturity Date" means 1st  August 2002.

"Interest Payment Date" means the date on which the calculated interest on (the outstanding part of) the loan over the elapsed Interest Period is due and payable.

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"Interest Period": in relation to the Loan means the period commencing on the
Drawdown Date of the Loan or the expiry or the preceding Interest Period, and ending on any other date as agreed upon between Borrower and Lender.

"Libor" means the applicable Libor rate for the relevant Interest Period which appears on the display page designated LIBO on Reuters.

"Loan" means the principal amounts of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

"Maturity Date" means in relation to a Loan the last day of the Interest Period of that Loan.

"Request" means a request by the Borrower for a Loan, substantially in the form of Schedule 1.

"USD" and "dollars" means the lawful currency of the United States of America.

(B) Headings shall be ignored in construing this Agreement.

2. THE FACILITY

(A) Amount. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to advance Loans to the Borrower whereby the aggregate amounts of all outstanding Loans shall not exceed USD 13,000,000 (in words: thirteen million dollars).

(B) Purpose. The Borrower shall use the entire proceeds of the Loans for the purchase of shares in EuroWeb Int. Corp.

(C) The Loans are direct, unsubordinated and unsecured obligations of the Borrower and rank pari passu and equally with all other unsubordinated and unsecured obligations of the Borrower.

3. CONDITIONS PRECEDENT

The grant of Loans by the Lender and the right of the Borrower to draw down a Loan shall be subject to the conditions precedent ("opschortende voorwaarde") that (a) on or prior to the Drawdown Date the Borrower will not be in breach of any of its obligations under, or any of its representations or warranties made in, this Agreement, and (b) no material adverse change shall have occurred in the financial and/or commercial condition of the Borrower on or before the Drawdown Date.

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4. DRAWDOWN

(A) The Borrower may borrow a Loan if the Lender receives a duly completed Request at least three Business Days prior to the Drawdown Date. (B) The Drawdown Date is a Business Day.
(C) The Interest Period selected shall not extend beyond the Final Maturity
Date.

5. REPAYMENT

(A) The Borrower shall repay each Loan made to it in full on its Maturity Date.
(B) No Loan may be outstanding after the Final Maturity Date.
(C) Subject to the other terms of this Agreement any amounts paid under Clause 5
(A) and Clause 7 (B) may be reborrowed.

6. PREPAYMENT

The Borrower is not allowed to prepay any Loan, in whole or in part, without the prior written consent of the Lender. Upon receipt of the written consent of the Lender, the Borrower may prepay the Loan, in whole or in part, against the highest of the nominal value (including all interest and other costs and damages accrued on the amount of the prepayment) or the market value. The market value will be defined as the sum of all interest and other costs and damages accrued on the amount of the prepayment and the present value of the future repayments and payments of interest. The market value will be determined by the Lender and which shall be based on reasonable assumptions and generally accepted valuation methodologies.

7. INTEREST

(A) The rate of interest on each Loan for its Interest Period is the rate per annum determined by the Corporate Treasury department of the Lender to be the aggregate of:

          (i) Libor; and

          (ii) 2,50%

(B) Accrued interest on each Loan is payable by the Borrower on its Maturity
Date.

(C) Interest shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

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8. TAXES

(A) Payments to be made clear of Taxes. All payments in respect of the Loans shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the Netherlands or any other state or any authority thereof or therein having power to impose such Taxes, unless the withholding or deduction of such Taxes is required by law. In that event, the Borrower shall pay to the Lender such additional amounts as may be necessary in order that the net amounts received by the Lender after such withholding or deduction shall be equal to the amount which would have been receivable in respect of the Loan in the absence of such withholding or deduction.

(B) Evidence of payment of Taxes. Within 30 days after paying any sum from which it is required by law to make any deduction or withholding of Taxes, and within 30 days after the due date of payment of any Taxes or other amount which it is required by sub-clause (A) above to pay, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

9. PAYMENTS

(A) Means of Payments. On each date on which any sum is due from the Borrower, the Borrower shall make that sum available without set off or deduction to the Lender, by payment in euros or dollars and in immediately available, freely transferable, cleared funds so as to be received before 11:00 am local Amsterdam time, to the account held by the Lender and notified to the Borrower.

(B) Non-Business Days. Any payment to be made by the Borrower on a day which is not a Business Day, shall instead be made on the next following Business Day.

(C) Default Interest. If any money payable by the Borrower hereunder is not received on its due date the Borrower shall pay to the Lender interest on such monies from such due date until payment thereof in full at the rate per annum which is the sum of 2 (two) per cent and the interest rate referred to in clause 7 above. Interest on overdue amounts shall be compounded at such intervals as the Lender may select. Interest payable pursuant to this clause shall be without prejudice to any additional claim by the Lender for costs and damages.

(D) Order of Payments. Any payment by the Borrower hereunder shall be applied in the following order: first, towards payment of any unpaid costs, secondly, towards payment of any interest due but unpaid and thirdly, towards payment of principal due but unpaid.

(E) Evidence. A certificate of the Lender as to the amount payable to it under the terms of this Agreement shall, in the absence of manifest error, be conclusive.

10. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that on the date hereof and on the Drawdown Date:

(a) the Borrower has been duly incorporated under the laws of the State of Delaware, with corporate power to execute this Agreement and to perform its obligations hereunder;

(b) this Agreement will constitute, when duly executed and delivered, valid and legally binding obligations of the Borrower;

(c) there has not occurred any material adverse change in the financial condition of the Borrower and its subsidiaries which would materially affect its ability to perform its obligations under this Agreement;

(d) no litigation, arbitration or administrative proceeding against the Borrower or any of its Subsidiaries is current, pending or threatened which could materially affect its ability to perform its obligations under this Agreement;

(e) no event of default and no other event which, with the giving of notice, lapse of time, the making of any determination or any combination thereof, might constitute an event of default has occurred.

11. COVENANTS OF THE BORROWER

(A) Information: The Borrower agrees that from the date hereof and for so long as any amount payable hereunder is outstanding, it will (a) provide to the Lender its annual reports as the same are issued, and (b) promptly notify the Lender in writing of any adverse change which is material in the context of the financial condition of the Borrower from that described in the latest annual reports as have been provided to the Lender.

(B) Negative Pledge: Without the prior written consent of the Lender, the Borrower shall not, and shall ensure that none of its Subsidiaries shall, create or allow to exist any mortgage, charge, pledge, lien, encumbrance, title retention or other security interest whatsoever (including financial leases) over any of its (or any such subsidiary's) present or future assets, property or revenues.

(C) Change of Business: The Borrower will ensure that there is no material change in the nature of its core business of itself and its Subsidiaries taken as a whole (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise).

(D) Licences, approvals and consents: The Borrower shall comply with the terms of and do all that is necessary to maintain in full force and effect all licences, approvals and consents required in or by the laws and regulations of the State of Delaware to enable it lawfully to enter into and perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement.

12. DEFAULT

(A) Notwithstanding clause 5 above, if

(a) the Borrower fails to pay to the Lender any sum due from it hereunder at the time and in the manner specified hereunder, or otherwise breaches any of its obligations hereunder (including its obligation under clause 2 (B) above), or

(b) any order is made or an effective resolution is passed with a view to the bankruptcy, suspension of payment ("surseance van betaling"), dissolution, or winding-up of the Borrower, or

(c) the Borrower is insolvent or generally ceases to pay its debts as they mature, or

(d) any indebtedness of the Borrower or any of its subsidiaries shall not be paid or repaid on its due date, or, if any indebtedness shall not be paid or repaid when demanded or shall become due or capable of being declared due prior to its stated maturity, or

(e) the Lender reasonably determines that a change has occurred in the consolidated financial position of the Borrower and its subsidiaries which would materially affect the Borrower's ability to perform its obligations under this Agreement, or

(f) any assets of the Borrower or any of its subsidiaries are seized or subjected to an executory attachment ("executoriaal beslag");

(g) the Articles of Association of the Borrower are amended in such a way that, in the reasonable opinion of the Lender, the interests of the Lender are materially prejudiced as a result;

(h) a change of control (i.e. more than 50% of the voting rights in the Borrower are being acquired by one entity) takes place;

(i) a substantial part (i.e. more 15%) of the assets of the Borrower or any of its subsidiaries is sold or transferred to a third party without the prior written approval of the Lender;

then the Lender may by notice in writing declare the whole of the Loan and any other sums then owed by the Borrower hereunder to be immediately due and payable by the Borrower whereupon the Loan shall become immediately due and payable.

(B) Not withstanding clause 5 and clause 12 A above, if the equity interest the Lender holds in the Borrower decreases for whatever reason, then the Lender may by notice in writing declare a part of the Loans, percentage wise equal to the just mentioned decrease in equity, and other sums then owed by the Borrower hereunder, by the same percentage, to be immediately due and payable by the Borrower where upon such part of the Loans shall become immediately due and payable.

(C) Not withstanding clause 9 (C) the Borrower shall pay to the Lender a compensation of 1 per cent per annum on any amounts due and payable under clause 12 (A) and (B). Such compensation shall likewise be immediately due and payable.

13. NOTICES

Any notice, demand or other communication given or sent to the Lender or the Borrower in connection with this agreement shall be given in writing and delivered by post or facsimile transmission. Any notice, demand or other communication shall be addressed

(i) if to the Lender at Corporate Treasury P.O. Box 30000, 2500 GA The Hague (fax number +31-70-44 60928) and marked for the attention of Mr. M.L.G. Tigelaar and

(ii) if to the Borrower at (fax number +31-70-3432112) and marked for the attention of Mr. J.R. Stienstra at such further address (or fax number) as may be notified by the Lender or the Borrower to the other from time to time for that purpose.

14. EXPENSES

The Borrower shall reimburse the Lender on demand for all reasonable expenses (including but not limited to legal fees and disbursements) incurred by the Lender in connection with the negotiation, preparation and execution of this agreement and in preserving, maintaining, protecting, perfecting or enforcing any of its rights under this agreement. The Borrower shall pay any stamp or other similar duties or taxes and any court registration, or recording fees in any applicable jurisdiction to which this agreement is or at any time may be subject.

15. MISCELLANEOUS

(A) Set off. The Lender shall be entitled to set off or to apply any deposits or other obligations held or owing by it to or for the account of the Borrower, against any of the payment obligations of the Borrower to the Lender under this Agreement. The borrower shall not be entitled to any such set off.

(B) Waivers and indulgence. Any failure on the part of the Lender to exercise, and any delay on its part in exercising, any right or remedy under this Agreement will not operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(C) Assignment. The Lender shall be entitled to assign any or all of its rights under this Agreement. The Borrower will co-operate in every sense with such assignment and will at first demand acknowledge such assignment in writing.

(D) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

(E) Netherlands Courts. For the benefit of the Lender, all the parties irrevocably agree that the courts of Amsterdam, the Netherlands, are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement may be brought in those courts and the Borrower irrevocably submits to the jurisdiction of those courts.

This Agreement has been entered into at The Hague on 19th February, 2002.


/s/ A.J. SCHEEPBOUWER                             /s/ J.R. STIENSTRA
---------------------                             ------------------
A.J. Scheepbouwer                                 J.R. Stienstra
Telki Holding B.V..                               Everest Acquisition Corp

                                   Schedule 1
                                 Form of Request

To: KPN Telecom B.V.
Attn: M.L.G. Tigelaar
Corporate Treasurer

From: Everest Acquisition Corp.
                                                         Date: [           ]

                          $ 13,000,000 Credit Facility
                            dated 19th February, 2002

1. We wish to borrow a Loan as follows:

Drawdown Date:               [                    ]

Euro amount:                 [                    ]

Interest Period:             [                    ]

Interest rate:               [                    ]*

Payment Instructions:        [                    ]

2. We confirm that each condition specified in Clause 3 (Conditions Precedent) is satisfied on the date of this Request and this Loan would not cause any borrowing limit binding on us to be exceeded.

By:                                                      Approved by:

[ ]                                                      [ ]
Authorised Signatory                                     Authorised Signatory


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*To be determined by the Corporate Treasury department of the Lender